Exhibit 99.1

ColoEast Bankshares, Inc. and Subsidiaries

Lamar, Colorado

CONSOLIDATED FINANCIAL STATEMENTS WITH INDEPENDENT AUDITOR’S REPORT

December 31, 2015 and 2014

Independent Auditor’s Report

The Audit Committee

ColoEast Bankshares, Inc. and Subsidiaries

P.O. Box 1620

725 Highway24N.

Buena Vista, Colorado 81211

We have audited the accompanying consolidated financial statements of ColoEast Bankshares, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that re free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit includes performing procedures to obtain audit evidence and the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ColoEast Bankshares, Inc. and Subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ Alexander Thompson Arnold PLLC

February 12, 2016

ColoEast Bankshares, Inc. and Subsidiaries

TABLE OF CONTENTS

December 31, 2015 and 2014

FINANCIAL SECTION

ColoEast Bankshares, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	($000 Omitted)
December 31	2015	2014
ASSETS
Cash and cash equivalents	$23,448	$17,063
Interest bearing deposits	51,821	52,620
Investment securities available for sale	175,159	217,357
Loans and financing leases, net	445,960	415,998
Loans held for sale	121	—
Accrued interest receivable	6,932	6,319
Premises and equipment, net	21,676	21,152
Goodwill	11,518	11,518
Other intangible assets, net	237	476
Federal Home Loan Bank securities - common stock, at cost	552	552
Cash surrender value of bank owned life insurance policies	8,673	8,415
Investment in ColoEast Capital Trust I and II, at cost	355	355
Deferred tax asset	4,271	4,522
Other assets	7,885	13,895
TOTAL ASSETS	$758,608	$770,242

The accompanying notes are an integral part of the financial statements.

ColoEast Bankshares, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Continued)

	($000 Omitted)
December 31	2015	2014
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits:
Demand	$172,501	$178,227
NOW accounts	88,788	85,151
Money market deposit accounts	99,738	100,122
Savings	89,003	82,285
Time	213,750	231,975
Total Deposits	663,780	677,760
Accrued interest payable	1,615	1,366
Federal Home Loan Bank borrowings	50	183
Notes payable	12,735	13,035
Other liabilities	2,153	2,224
Total Liabilities	680,333	694,568
Stockholders' Equity
Preferred stock: $1,000 par value; 10,000 shares authorized, issued, and outstanding	10,000	10,000
$10,000 par value; 50 shares authorized, issued, and outstanding	500	500
Common stock: No par value; 150,000 shares authorized; issued and outstanding ‐ 103,498 shares in 2015 and 102,722 in 2014, respectively	103	103
Additional paid‐in capital	32,280	31,915
Retained earnings	31,253	29,088
Accumulated other comprehensive income	886	957
Total ColoEast Bankshares, Inc.'s Equity	75,022	72,563
Noncontrolling interest in CEB Capital, LLLP & CEB Capital II, LLLP	3,253	3,111
Total Stockholders' Equity	78,275	75,674
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$758,608	$770,242

The accompanying notes are an integral part of the financial statements.

ColoEast Bankshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS

	($000 Omitted)
Years Ended December 31	2015	2014
Interest Revenue
Interest and fees on loans	$24,180	$23,468
Interest on investment securities:
U.S. Government and agency securities	1,492	1,543
State and political subdivision obligations	1,426	1,455
Other interest	1	2
Total Interest Revenue	27,099	26,468
Interest Expense
Interest on deposits	2,038	2,374
Interest on other borrowed funds	347	319
Total Interest Expense	2,385	2,693
Net Interest Revenue Before Provision for Loan Losses	24,714	23,775
Provision for loan losses	20	2,164
Net Interest Revenue after Provision for Loan Losses	24,694	21,611
Other Operating Revenue
Service charges on deposit accounts	1,617	1,796
Financial strategies commission	293	504
Gain (loss) on sale of investment securities	438	(3)
Card fees	1,205	1,142
Other	1,856	2,083
Total Other Operating Revenue	5,409	5,522
Net Operating Revenue	$30,103	$27,133

The accompanying notes are an integral part of the financial statements.

ColoEast Bankshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS

(Continued)

	($000 Omitted)
Years Ended December 31	2015	2014
Other Operating Expense
Salaries	$11,699	$11,300
Employee benefits	3,221	3,170
Occupancy	1,853	1,841
Equipment	1,757	1,552
Supplies	213	234
Travel, conventions, and seminars	210	192
Legal and professional fees	664	800
Advertising and promotion	134	134
Postage	257	267
Telephone	419	426
Directors' fees	128	128
Amortization	239	239
Rent	283	293
FDIC assessment	1,012	1,684
Loan expense	217	183
Foreclosed real estate writedowns, losses, and expense	2,285	1,289
Repossession	512	413
Credit/debit card	756	695
Other	1,640	1,626
Total Other Operating Expenses	27,499	26,466
Earnings Before Income Taxes	2,604	667
Income tax expense (benefit)	297	(526)
Net Earnings	2,307	1,193
Less: Net earnings attributable to noncontrolling interest	(142)	(109)
Net Earnings Attributable to ColoEast Bankshares, Inc.	$2,165	$1,084

The accompanying notes are an integral part of the financial statements.

ColoEast Bankshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	($000 Omitted)
Years Ended December 31	2015	2014
Comprehensive Income
Net Earnings	$2,165	$1,084
Other comprehensive income, net of tax Unrealized holding gains (losses) on all other available‐for‐sale securities	196	946
Less: Reclassification adjustment for (gains) losses included in earnings	(267)	2
Net Unrealized Gains (Losses)	(71)	948
Total Comprehensive Income (Loss)	$2,094	$2,032

Required disclosure of related tax effects allocated to each component of other comprehensive income is as follows:

	($000 Omitted)
	Before Tax	Tax (Expense)	Net of Tax
Year Ended December 31, 2015	Amount	or Benefit	Amount
Unrealized holding gains (losses) on available-for‐sale securities
Unrealized gains (losses) arising during the period	$321	$(125)	$196
Reclassification adjustment for (gains) losses included in earnings	(438)	171	(267)
Net Unrealized Gains (Losses)	$(117)	$46	$(71)

	($000 Omitted)
	Before Tax	Tax (Expense)	Net of Tax
Year Ended December 31, 2014	Amount	or Benefit	Amount
Unrealized holding gains (losses) on available-for‐sale securities
Unrealized gains (losses) arising during the period	$1,551	$(605)	$946
Reclassification adjustment for (gains) losses included in earnings	3	(1)	2
Net Unrealized Gains (Losses)	$1,554	$(606)	$948

The accompanying notes are an integral part of the financial statements.

ColoEast Bankshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	($000 Omitted)
						Accumulated
	Preferred Stock		Additional			Other	Non-	Total
	$1,000 par Value	$10,000 par Value	Common Stock	Paid-In Capital	Retained Earnings	Comprehensive Income	Controlling Interest	Stockholders’ Equity
Balance - December 31, 2013	$10,000	$500	$102	$31,533	$28,004	$9	$3,002	$73,150
Net earnings	—	—	—	—	1,084	—	109	1,193
Change in fair value of investment securities available‐for‐sale, net of tax	—	—	—	—	—	948	—	948
Issuance of common stock	—	—	1	382	—	—	—	383
Balance - December 31, 2014	10,000	500	103	31,915	29,088	957	3,111	75,674
Net earnings	—	—	—	—	2,165	—	142	2,307
Change in fair value of investment securities available‐for‐sale, net of tax	—	—	—	—	—	(71)	—	(71)
Issuance of common stock	—	—	—	365	—	—	—	365
Balance ‐ December 31, 2015	$10,000	$500	$103	$32,280	$31,253	$886	$3,253	$78,275

The accompanying notes are an integral part of the financial statements.

ColoEast Bankshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	($000 Omitted)
Years Ended December 31	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net earnings	$2,307	$1,193
Adjustments to reconcile net earnings to net cash provided by operating activities
Provision for loan losses	20	2,164
Change in loans held for sale	(121)	238
Collections on loans serviced	2,209	1,791
Remittances on loans serviced	(2,164)	(1,757)
Provision for depreciation	1,044	1,095
Provision for amortization of intangible assets	239	239
Deferred income taxes	297	(526)
(Gain) loss on sale of investment securities	(438)	3
Write-downs and losses on foreclosed real estate	1,980	785
Changes in operating assets and liabilities:
Accrued interest receivable	(613)	(54)
Cash surrender value of bank owned life insurance policies	(258)	(261)
Other assets	819	43
Accrued interest payable	249	(2)
Other liabilities	(71)	154
Total Adjustments	3,192	3,912
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	5,499	5,105
CASH FLOWS FROM INVESTING ACTIVITIES
Interest bearing deposits	799	13,004
Purchase of investment securities available for sale	(17,407)	(34,213)
Proceeds from sales, maturities, and principal paydowns of investment securities available for sale	59,926	39,822
Net change in loans	(30,196)	(18,831)
Dividends from Federal Home Loan Bank stock	(7)	(7)
Redemption of Federal Home Loan Bank stock	7	1,108
Net (increase) decrease in financing leases	(42)	297
Proceeds from sales of foreclosed real estate	3,440	5,048
Purchase of premises and equipment	(1,586)	(2,406)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	$14,934	$3,822

The accompanying notes are an integral part of the financial statements.

ColoEast Bankshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

	($000 Omitted)
Years Ended December 31	2015	2014
CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposit accounts	$(13,980)	$(7,734)
Advances from Federal Home Loan Bank	100	—
Payments of Federal Home Loan Bank borrowings	(233)	(300)
Proceeds from the sale of stock	365	383
Payments on notes payable	(300)	(300)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(14,048)	(7,951)
Net Change in Cash and Cash Equivalents	6,385	976
Cash and Cash Equivalents - Beginning of Year	17,063	16,087
Cash and Cash Equivalents - End of Year	$23,448	$17,063
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$2,136	$2,695
Noncash Investing Activities
Transfer of loans to foreclosed real estate	$211	$5,172

The accompanying notes are an integral part of the financial statements.

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations The accounting and reporting policies of ColoEast Bankshares, Inc. and subsidiaries conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The following is a summary of the significant accounting policies:

ColoEast Bankshares, Inc. is a bank holding company that owns 100% of the common stock  of Colorado East Bank and Trust (the “Bank”). The Bank operates under a state bank charter and provides a full range of banking services, primarily serving customers in eastern Colorado and western Kansas.

CEB Capital, LLLP and CEB Capital II, LLLP (the “Partnerships”) operate as limited liability limited partnerships. The Partnerships used capital contributions derived from the issuance of partnership units to acquire subordinated debentures issued by ColoEast Bankshares, Inc. The majority of the limited partners of the Partnerships are also stockholders of ColoEast Bankshares, Inc.

The Bank owns 100% of Colorado East Insurance, Inc. which operates as an insurance agency, primarily serving customers in eastern Colorado.

Basis of Consolidation The consolidated financial statements include the accounts of ColoEast Bankshares, Inc., its wholly‐owned bank subsidiary, Colorado East Bank and Trust, including Colorado East Insurance, Inc., and noncontrolling interests in CEB Capital, LLLP and CEB Capital II, LLLP of .45% and .50%, respectively. The entities are collectively referred to as “the Company.” All significant inter‐company accounts and transactions have been eliminated in consolidation.

Use of Estimates In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near‐term relate to the determination of the allowance for loan losses and the valuation of foreclosed real estate. In connection with the determination of the allowance for loan losses, management assesses estimated future cash flows from borrowers’ operations and the liquidation of loan collateral.

Cash and Cash Equivalents For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold.

Interest Bearing Deposits Interest bearing deposits consist of interest bearing due from bank accounts.

Investment Securities Available for Sale The Company's investments in securities are classified as available for sale as the Company holds no held to maturity securities. Securities not classified as trading securities nor as held to maturity securities are recorded at their fair values. Unrealized holding gains and losses, net of tax, on securities available for sale are reported in other comprehensive income.

Declines in the fair value of available for sale securities below their cost that are other than temporary result in write‐downs of the individual securities to their fair value. The related write‐downs related to credit losses are included in earnings as realized losses. Other write downs are included in other comprehensive income.

Premiums and discounts are amortized to interest income over the estimated lives of the securities. Prepayment experience is continually evaluated to determine the appropriate estimate of the future rate of prepayment. When a change in a bond’s estimated remaining life is necessary, a corresponding adjustment is made in the related amortization of premium or discount accretion.

Realized gains and losses on the sale of securities are included in other income (expense) and determined using the specific‐identification method.

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

Other Equity Securities The Bank, as a member of the Federal Home Loan Bank system, is required to maintain an investment in the capital stock of the Federal Home Loan Bank. Also, the Bank maintains an investment in the capital stock of ColoEast Capital Trust I and II. No ready market exists for these stocks, and they have no quoted market value. For reporting purposes, such stock is considered restricted and is carried at cost.

Fair Value Measurement See Note 21.

Loans and Allowance for Loan Losses Loans are carried at their outstanding principal balances adjusted for charge offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance.

Mortgage loans, originated and intended for sale in the secondary market, are carried at the lower of cost or estimated fair value, determined on an aggregate basis. Net unrealized losses are recognized through a valuation allowance as charges against income. Origination fees received and estimated direct costs on such loans are deferred and recognized as a component of the gain or loss on sale.

The accrual of interest on loans is discontinued at the time the loan is 90 days past due. Previously accrued interest is reversed on a loan when management believes, after considering economic and business conditions and collection efforts, the borrower's financial condition is such that collection of interest is doubtful. Past due status is determined based on contractual terms.

All interest accrued but not collected for loans that are placed on non‐accrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash‐basis, until qualifying for return to accrual. Impaired loans are evaluated based on performance in determining whether to place on non‐accrual status.

Fees on loans and costs incurred in origination of loans are recognized at the time the loan is recorded. Because loan fees are not significant and the majority of loans have maturities of one year or less, the results of operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with accounting principles set forth in FASB Accounting Standards Codification (ASC) Topic 310‐20, Nonrefundable Fees and Other Costs.

The Bank’s practice is to charge off any loan or portion of a loan when the loan is determined by management to be uncollectible due to the borrower’s failure to meet repayment terms, the borrower’s deteriorating or deteriorated financial condition, the depreciation of the underlying collateral, the loan’s classification as a loss by regulatory examiners, or for other reasons.

The Bank uses the allowance method in providing for loan losses. The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flow or collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers non‐classified loans and is based on historical loss experience adjusted for qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value,  and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case‐by‐case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan‐by‐loan basis. Income recognition from impaired loans is determined in accordance with generally accepted accounting principles, as well as financial institutions guidance.

Restructured loans are those on which concessions in terms have been made as a result of deterioration in a borrower’s financial condition. Interest on these loans is accrued under the new terms.

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect borrowers’ ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires  estimates that are susceptible to significant revision as more information becomes available. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses, and may require the Bank to make additions to the allowance based on their judgment about information  available to them at the time  of their examination.

Direct Financing Leases The Bank provides equipment financing to its customers through a variety of lease agreements. Direct financing leases represent the Bank's share of aggregate rentals and residual values net of related unearned income. Unearned income is recognized on a basis which results in approximate level rates of return on the investment over the period during which the investment in leased equipment is outstanding.

Premises and Equipment Premises and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using straight‐line and accelerated methods over their estimated useful lives. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.

Goodwill and Other Intangible Assets Goodwill represents the excess cost over fair value of assets acquired. Other intangible assets represent the excess of core deposit premium over deposits acquired. Goodwill and other intangible assets are accounted for, in accordance with ASC Topic 350‐ 30, Intangibles. Goodwill, which has an indefinite useful life, is not subject to amortization but is tested for impairment at least annually. Other intangible assets with estimated useful lives are amortized based on a declining balance method over a seven year period and also tested annually for impairment.

Cash Surrender Value of Banked Owned Life Insurance Policies The Bank purchases single premium life insurance policies with which it may fund future retirement benefits under a non‐qualified benefit plan. The Bank is the sole owner and beneficiary of the policies, and the policies are stated at the cash amount that would be received if the policies were surrendered. Increases or decreases in the cash value of the policies are recognized as income or expense in the period of change.

Foreclosed Real Estate Real estate acquired through, or in lieu of, loan foreclosure is held for sale and is initially recorded at the lower of fair value less cost to sell or the loan balance on the date of foreclosure. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of the initial carrying value or fair value less costs to sell. Operating expenses relative to foreclosed real estate are expensed as incurred, while certain improvements and other costs may be capitalized if the expenditures are likely to be recaptured upon disposition of the real estate. Gain or loss on the sale of foreclosed real estate, if any, is recognized at the time of sale.

Income Taxes Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities (excluding deferred tax assets and liabilities related to other comprehensive income). Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. Realization of deferred tax assets is dependent upon the generation of a sufficient level of future taxable income and recoverable taxes paid in prior years. Although realization is not assured, management believes it is more likely than not that all of the deferred tax assets will be realized.

The Company recognizes the financial effects of a tax position only when it believes it can more likely than not support the position upon an examination by the relevant tax authority. A tax position that meets the more‐likely‐than‐not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more‐likely‐than‐not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more‐likely‐than‐not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company believes it has appropriately accounted for any unrecognized tax benefits at December 31, 2015 and 2014, respectively. To the extent the Company prevails in matters for which a liability for an unrecognized tax benefit is established or is required to pay amounts in excess of the liability, the Company's effective tax rate in a given financial statement period may be affected. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No penalties or interest were recognized in 2015 or 2014.

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

The Company files consolidated income tax returns in the U.S. Federal jurisdiction and various state jurisdictions; however, income tax expense is allocated to the entities on a separate return basis. The Company is no longer subject to U.S. Federal or state income tax examinations by tax authorities for years before 2012.

Derivatives The Bank is exposed to market risk, primarily related to interest rate fluctuations. The Bank’s risk management policies permit its use of derivative products to manage the volatility relating to these exposures. The Bank uses derivatives on a limited basis mainly to stabilize interest rates.

ASC 815‐10, Derivatives and Hedging, requires that all derivative financial instruments be recorded on the balance sheet at fair value. Derivatives that qualify in a hedging relationship are designated, based on the exposure being hedged, as fair value or cash flow hedges. Under the cash flow hedging model, the effective portion of the change in the gain or loss related to the derivative is recognized as a component of other comprehensive income, net of taxes. The ineffective portion is recognized in current earnings. For derivative instruments that are not accounted for as hedges, the change in fair value is recorded through current earnings.

Advertising and Promotion The Bank’s policy is to charge advertising and promotion to expense as incurred. For the years ended December 31, 2015 and 2014, the Bank incurred advertising and promotion expense of $134 and $134, respectively.

Trust Assets Trust assets, other than cash deposits held by the Bank in fiduciary or agency capacities for its customers, are not included in the accompanying consolidated financial statements because such accounts are not assets of the Company.

Reclassifications Certain amounts in 2014 have been reclassified to conform with the 2015 presentation.

Subsequent Events: The Company has evaluated subsequent events through February 12, 2016, the date the financial statements were issued.

2.	CASH AND DUE FROM BANKS

The Bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank. The required reserve was $11,440 and $12,711 at December 31, 2015 and 2014, respectively. The Bank’s balances at Bankers Bank of the West and Fifth Third Bank are over the federally insured limits at December 31, 2015 and 2014 by $2,730 and $1,082, respectively.

3.	INVESTMENT SECURITIES

Amortized cost and fair values of investment securities follow:

	Amortized	Gross Unrealized		Fair
December 31, 2015	Cost	Gains	Losses	Value
Securities Available-for‐Sale
U.S. government agency securities	$120,487	$135	$145	$120,477
Mortgage-backed securities	4,009	1	37	3,973
State and municipal securities	49,211	1,529	31	50,709
Total Securities Available‐ for‐Sale	$173,707	$1,665	$213	$175,159

	Amortized	Gross Unrealized		Fair
December 31, 2014	Cost	Gains	Losses	Value
Securities Available‐for‐Sale
U.S. government agency securities	$161,041	$214	$365	$160,890
Mortgage-backed securities	4,580	12	58	4,534
State and municipal securities	50,167	1,791	25	51,933
Total Securities Available‐ for‐Sale	$215,788	$2,017	$448	$217,357

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

Investment securities with a carrying value of $114,539 and $120,032 at December 31, 2015 and 2014, respectively, were pledged to collateralize public deposits and for other purposes as required or permitted by law.

The Company realized gains and losses from sales of and early redemptions of investment securities of $438 and $(3) in 2015 and 2014, respectively.

The scheduled maturities of securities are as follows:

As of December 31, 2015	Amortized Cost	Fair Value
Due in one year or less *	$47,621	$47,689
Due from one year to five years *	88,394	88,685
Due from five years to ten years *	7,476	7,661
Due after ten years *	26,207	27,151
Mortgage‐backed securities	4,009	3,973
Totals	$173,707	$175,159

*Includes securities with a fair value of $41,562 that are callable on or before December 31, 2016. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or repayment penalties.

Securities with gross unrealized losses at December 31, 2015 and 2014 aggregated by investment category and length of time that individual securities have been in a continuous loss position, are as follows:

	Less than 12 Months		12 Months or Greater		Totals
		Gross Unrealized		Gross Unrealized		Gross Unrealized
December 31, 2015	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
U. S. Government agency securities	$53,369	$145	$—	$—	$53,369	$145
Mortgage-backed securities	—	—	3,963	37	3,963	37
State and Municipal securities	2,657	22	1,350	9	4,007	31
Totals	$56,026	$167	$5,313	$46	$61,339	$213

	Less than 12 Months		12 Months or Greater		Totals
		Gross Unrealized		Gross Unrealized		Gross Unrealized
December 31, 2014	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
U. S. Government agency securities	$52,403	$114	$35,925	$251	$88,328	$365
Mortgage-backed securities	4	—	3,942	58	3,946	58
State and Municipal securities	1,864	2	1,939	23	3,803	25
Totals	$54,271	$116	$41,806	$332	$96,077	$448

As of December 31, 2015, there were 25 securities that had unrealized losses. Unrealized losses on securities have not been recognized into income because the investments are of high credit quality and management has the intent and ability to hold them for a period of time sufficient to allow for anticipated recovery in fair value. The decline in fair value is largely due to market interest rate conditions, and the fair value is expected to recover as the securities approach their maturity dates and/or market rates decline.

The Bank owns $552 and $552 of FHLB common stock, carried at December 31, 2015 and 2014, respectively, as required by the FHLB.

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

Risks and Uncertainties

The Company invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term.

4.	LOANS, LEASES, AND ALLOWANCE FOR LOAN AND LEASE LOSSES

Loans consist of the following:

December 31	2015	2014
Agricultural	$92,334	$80,541
Commercial	52,985	51,799
Consumer	6,569	6,734
Real estate	299,450	284,489
Overdrafts	134	300
Overdraft reserve	254	305
Financing leases, net of unearned income	1,561	1,519
Subtotal	453,287	425,687
Less: Allowance for loan losses	(7,206)	(9,689)
Total	446,081	415,998
Less: Loans held for sale	(121)	—
Net Loans	$445,960	$415,998

The following table provides information on the Company’s allowance for loan and lease losses by loan class and allowance methodology:

				Real		Overdraft	Financing
December 31, 2015	Agricultural	Commercial	Consumer	Estate	Overdrafts	Reserve	Leases	Total
Allowance for Loan and Lease Losses
Balance December 31, 2014	$844	$1,245	$73	$7,442	$29	$40	$16	$9,689
Charge-offs	(27)	(1,386)	(33)	(1,078)	—	(63)	—	(2,587)
Recoveries	8	36	13	12	—	15	—	84
Net Charge-offs	(19)	(1,350)	(20)	(1,066)	—	(48)	—	(2,503)
Provision	642	932	52	(1,618)	(20)	20	12	20
Balance December 31, 2015	$1,467	$827	$105	$4,758	$9	$12	$28	$7,206
Allowance for Loan and Lease Losses
Individually evaluated for loss	$—	$—	$—	$2,303	$—	$—	$—	$2,303
Collectively evaluated for loss	1,467	827	105	2,455	9	12	28	4,903
Totals	$1,467	$827	$105	$4,758	$9	$12	$28	$7,206
Loan and Lease Balances Individually evaluated for loss	$419	$921	$—	$26,336	$—	$—	$—	$27,676
Collectively evaluated for loss	91,915	52,064	6,569	273,114	134	254	1,561	425,611
Totals	$92,334	$52,985	$6,569	$299,450	$134	$254	$1,561	$453,287

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

				Real		Overdraft	Financing
December 31, 2014	Agricultural	Commercial	Consumer	Estate	Overdrafts	Reserve	Leases	Total
Allowance for Loan and Lease Losses
Balance December 31, 2013	$1,890	$1,349	$76	$8,884	$13	$21	$14	$12,247
Charge-offs	(1,732)	(254)	(26)	(3,191)	—	(50)	—	(5,253)
Recoveries	5	174	10	306	—	36	—	531
Net Charge-offs	(1,727)	(80)	(16)	(2,885)	—	(14)	—	(4,722)
Provision	681	(24)	13	1,443	16	33	2	2,164
Balance December 31, 2014	$844	$1,245	$73	$7,442	$29	$40	$16	$9,689
Allowance for Loan and Lease Losses
Individually evaluated for loss	$—	$711	$2	$4,462	$—	$—	$—	$5,175
Collectively evaluated for loss	844	534	71	2,980	29	40	16	4,514
Totals	$844	$1,245	$73	$7,442	$29	$40	$16	$9,689
Loan and Lease Balances Individually evaluated for loss	$469	$3,443	$40	$46,661	$—	$—	$—	$50,613
Collectively evaluated for loss	80,072	48,356	6,694	237,828	300	305	1,519	375,074
Totals	$80,541	$51,799	$6,734	$284,489	$300	$305	$1,519	$425,687

The Company’s credit risk management procedures include assessment of loan quality through the use of an internal loan rating system. Each loan is assigned a rating upon origination and the rating may be revised over the life of the loan as circumstances warrant. The rating system utilizes ten major classification types based on risk of loss with Grade 1 being the lowest level of risk and Grade 10 being the highest level of risk. Loans internally rated Grade 1 to Grade 6 are considered "Pass" grade loans with low to average level of risk of credit losses. Loans rated Grade 7 are considered "Special Attention" and generally have one or more circumstances that require additional monitoring but do not necessarily indicate a higher level of probable credit losses. Loans rated Grade 8 or higher are loans with circumstances that generally indicate an above average level of risk for credit losses. The following table presents information of the Company’s loans by internal risk rating by category:

December 31, 2015	Grades 1‐6	Grade 7	Grades 8‐10	Totals
Agricultural	$85,725	$5,013	$1,596	$92,334
Commercial	44,636	6,972	1,377	52,985
Consumer	6,560	2	7	6,569
Real estate	256,582	11,812	31,056	299,450
Overdrafts	—	134	—	134
Overdraft reserve	—	254	—	254
Financing leases	1,561	—	—	1,561
Totals	$395,064	$24,187	$34,036	$453,287

December 31, 2014	Grades 1‐6	Grade 7	Grades 8‐10	Totals
Agricultural	$77,830	$2,238	$473	$80,541
Commercial	46,021	2,338	3,440	51,799
Consumer	6,694	1	39	6,734
Real estate	231,276	14,212	39,001	284,489
Overdrafts	—	300	—	300
Overdraft reserve	—	305	—	305
Financing leases	1,519	—	—	1,519
Totals	$363,340	$19,394	$42,953	$425,687

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

Non‐accrual loans are those which the Company believes have a higher risk of loss. Loans that are 90 days or more past due, based on the contractual terms of the loan are classified non‐accrual. Other current loans that the Company does not expect to receive all of the contractual payments on are also classified as non‐accrual. Non‐accrual loans consists primarily of loans greater than 90 days past due. The following tables present information on the Company’s past due and non‐accrual loans by loan class:

	Delinquent and Accruing			Total Past	Non‐
			90 Days	Due Loans	Accrual
December 31, 2015	30‐59 Days	60‐89 Days	or More	Accruing	Loans	Totals
Agricultural	$447	$—	$—	$447	$408	$855
Commercial	13	60	—	73	616	689
Consumer	58	3	—	61	3	64
Real estate	3,593	271	—	3,864	6,881	10,745
Overdrafts	—	—	—	—	—	—
Overdraft reserve	—	—	—	—	—	—
Totals	$4,111	$334	$—	$4,445	$7,908	$12,353

	Delinquent and Accruing			Total Past	Non‐
			90 Days	Due Loans	Accrual
December 31, 2014	30‐59 Days	60‐89 Days	or More	Accruing	Loans	Totals
Agricultural	$115	$—	$—	$115	$156	$271
Commercial	180	—	—	180	2,136	2,316
Consumer	82	10	—	92	21	113
Real estate	914	393	—	1,307	11,126	12,433
Overdrafts	—	—	—	—	—	—
Overdraft reserve	—	—	—	—	—	—
Totals	$1,291	$403	$—	$1,694	$13,439	$15,133

Under the original terms of the Company’s non‐accrual loans, interest earned on such loans for the years 2015 and 2014 would have increased interest income by $412 and $737, respectively.

The following table presents information on impaired loans:

	Unpaid Contractual	Impaired Loan	Impaired Loans without an	Impaired Loans with an	Related Allowance	YTD Average Loan	YTD Interest Income
December 31, 2015	Principal	Balance	Allowance	Allowance	Recorded	Balance	Recognized
Agricultural	$542	$419	$419	$—	$—	$477	$4
Commercial	2,257	921	921	—	—	1,926	23
Consumer	—	—	—	—	—	—	—
Real estate	27,718	26,336	12,155	14,181	2,303	32,580	985
Overdrafts	—	—	—	—	—	—	—
Overdraft reserve	—	—	—	—	—	—	—
Totals	$30,517	$27,676	$13,495	$14,181	$2,303	$34,983	$1,012

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

			Impaired	Impaired		YTD	YTD
	Unpaid	Impaired	Loans	Loans	Related	Average	Interest
	Contractual	Loan	without an	with an	Allowance	Loan	Income
December 31, 2014	Principal	Balance	Allowance	Allowance	Recorded	Balance	Recognized
Agricultural	$586	$469	$454	$15	$—	$469	$24
Commercial	3,597	3,443	1,454	1,989	711	3,343	164
Consumer	40	40	29	11	2	41	2
Real estate	47,673	46,661	22,958	23,703	4,462	46,585	2,324
Overdrafts	—	—	—	—	—	—	—
Overdraft reserve	—	—	—	—	—	—	—
Totals	$51,896	$50,613	$24,895	$25,718	$5,175	$50,438	$2,514

The Company seeks to assist customers that are experiencing financial difficulty by renegotiating loans within lending regulations and guidelines. During the year ended December 31, 2014, the concessions granted to certain borrowers included extending the payment due dates, lowering the contractual interest rate, reducing accrued interest, and reducing the debt’s face or maturity amount.

At the time of the restructuring, the loan is evaluated for an asset‐specific allowance for credit losses. The Company continues to specifically reevaluate the loan in subsequent periods, regardless of the borrower’s performance under the modified terms. If a borrower subsequently defaults on the loan after it is restructured, the Company provides an allowance for credit losses for the amount of the loan that exceeds the value of the related collateral.

The Company classified no loan modifications during 2015 as troubled debt restructures (TDRs). At December 31, 2015, there were commitments of $492 to lend additional funds to a commercial borrower whose loan terms had been modified as a troubled debt restructure in prior years. As of December 31, 2015, the Company has a related allowance of $1,847 recorded against loans classified as TDRs. Activity related to December 31, 2014 TDRs indicate 3 were paid off, 11 were performing as agreed, and 2 were charged off.

The following tables present information on troubled debt restructurings:

	Recorded	Number of
December 31, 2015	Investment	Contracts
Agricultural	$11	1
Commerical	11,819	4
Consumer	64	1
Real estate	1,693	5
Totals	$13,587	11

	Recorded	Number of
December 31, 2014	Investment	Contracts
Agricultural	$15	1
Commerical	21,635	7
Consumer	75	3
Real estate	1,800	5
Totals	$23,525	16

Two commercial loans were charged off in 2015 totaling $33. One commercial loan defaulted in 2014 with a balance of $5,525.

Interest income that would have been realized had these loans not been restructured is not materially different from what is reflected on the consolidated statements of income.

The Bank services loans for the Mortgage Partnership Finance (MPF), a Federal Home Loan Bank Program. Total loans serviced at December 31, 2015 and 2014, were $1,674 and $2,006, respectively. Servicing income recorded during 2015 and 2014, totaled $5 and $3 and is included in other operating revenue on the consolidated statements of income.

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

The Company provides servicing on loans for others with outstanding principal balances of $17,449 and $14,965 at December 31, 2015 and 2014, respectively. Servicing income recorded during 2015 and 2014 totaled $49 and $44 and is included in interest and fees on loans on the consolidated statements of income.

The net investment in direct financing leases consists of the following:

December 31	2015	2014
Total minimum lease payments receivable	$1,767	$1,578
Unearned income	(206)	(59)
Net Investment	1,561	1,519
Allowance for lease losses	(28)	(16)
Totals	$1,533	$1,503

The following is a schedule of future minimum lease payments required under the above leases for each of the five years:

Year Ending December 31	Amount
2016	$274
2017	274
2018	260
2019	204
2020	204
Thereafter	551
Total	$1,767

5.	FORECLOSED REAL ESTATE

A summary of activity in foreclosed real estate, which is included in other assets on the consolidated balance sheets, is as follows:

December 31	2015	2014
Balance - Beginning of Year	$12,339	$13,277
Transfers from loans	211	5,172
Write-downs and net losses or gains	(1,980)	(778)
Dispositions	(3,440)	(5,332)
Balance - End of Year	$7,130	$12,339

Costs of operations on foreclosed real estate, included in other real estate expense on the consolidated statements of income was $305 and $504 for the years ended December 31, 2015 and 2014, respectively.

6.	PREMISES AND EQUIPMENT

Bank premises and equipment consist of the following:

December 31	2015	2014
Land	$3,955	$3,955
Leasehold improvements	132	87
Buildings	26,283	23,710
Furniture and fixtures	5,985	5,646
Computer software	1,092	1,094
Construction in progress	—	1,734
Subtotals	37,447	36,226
Less: Accumulated depreciation	(15,771)	(15,074)
Totals	$21,676	$21,152

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

Depreciation of $1,044 and $1,095 was charged to operations for the years ended December 31, 2015 and 2014, respectively.

7.	OTHER INTANGIBLE ASSETS

Other intangible assets consist of the following:

December 31	2015	2014
Core deposits - Peoples National Company branches	$1,939	$1,939
Purchased books of business	675	675
Accumulated amortization	(2,377)	(2,138)
Totals	$237	$476

Amortization expense of $239 and $239 was charged to operations for the years ended December 31, 2015 and 2014, respectively. Projected amortization expense for the next two years is as follows:

Year Ending December 31	Amount
2016	$223
2017	14
Total	$237

8.	TIME DEPOSITS

Time deposits consist of the following:

December 31	2015	2014
Time deposits $100,000 and greater	$106,732	$113,323
Time deposits less than $100,000	107,018	118,652
Totals	$213,750	$231,975

The aggregate amount of time deposits that meet or exceeded the FDIC insurance limits totaled $33,776 at December 31, 2015.

Time deposits maturing after December 31, 2015, consist of the following:

Year Ending December 31	Amount
2016	$159,539
2017	31,945
2018	17,096
2019	3,628
2020	1,542
Total	$213,750

9.	FEDERAL FUNDS PURCHASED AND REPURCHASE AGREEMENTS

The Company has an unsecured federal funds line with one of its correspondent banks with a maximum credit limit of $5,000 at December 31, 2015. In addition, the Company may purchase additional federal funds to the extent that collateral has been pledged to secure the additional amounts. No amounts were outstanding under this line at December 31, 2015 and 2014.

Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. At December 31, 2015 and 2014, the Company did not have any investment securities pledged

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

as collateral to secure repurchase agreements. The Company may be required to provide additional collateral based on the fair values of the underlying securities.

10.	FEDERAL HOME LOAN BANK BORROWINGS

Borrowings from the Federal Home Loan Bank totaled $50 and $183 at December 31, 2015 and 2014, respectively. The notes carry interest rates ranging from 6.12% to 6.36% and mature in 2016. The unused portion of the operating line of credit and term advances is $680 and $1,967 as of December 31, 2015 and 2014, respectively. The notes are secured by investment securities in the amount of $843 and $2,279 at December 31, 2015 and 2014.

At December 31, 2015, the maximum the Company is eligible to borrow from Federal Home Loan Bank is the lesser of the following:

•	40 percent of total assets (55 percent with prior approval of FHLB president);
•	Collateral lending value of loan assets identified on the Qualifying Collateral Determination (QCD) form, plus the lending value of the securities and/or loan collateral delivered and pledged to FHLB;
•	Long‐term advances from FHLB (original terms greater than 5 years) may not exceed residential housing finance assets (RHFA’s).

In the event of the early redemption of borrowings, the Company may be subject to pre‐payment penalties.

The following is a schedule of contractual maturities, excluding interest, under the terms of the above Federal Home Loan Bank borrowings:

Year Ending December 31	Amount
2016	$50
Total	$50

11.	NOTES PAYABLE

Notes payable consists of the following:

Year Ending December 31	2015	2014
Variable rate trust preferred debentures to ColoEast Capital Trust I – requiring payments of accrued interest at a variable rate (2.2% at December 31, 2015). These debentures are subordinated to all debts of Company other than debt owed to CEB Capital, LLLP and CEB Capital II, LLLP and mature in September 2035.	$5,155	$5,155
Variable rate trust preferred debentures to ColoEast Capital Trust II – requiring payments of accrued interest at a variable rate (2.39% at December 31, 2015). These debentures are subordinated to all debts of Company other than debt owed to CEB Capital, LLLP and CEB Capital II, LLLP and mature in March 2037.	6,700	6,700
Term note to Intrust Bank, Wichita, Kansas at 5.50% with a maturity date of April 2016 – collateralized by Colorado East Bank & Trust stock	880	1,180
Totals	$12,735	$13,035

The earliest maturity date is April 2016.

The Company has recorded as an investment in ColoEast Capital Trust I and II $355 at December 31, 2015 and 2014.

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

In accordance with current tax law and banking regulations, interest expense on the subordinated debentures is tax deductible and the trust preferred securities are included as a component  of regulatory capital.

12.	INCOME TAXES

The Company and the Bank file a consolidated federal and state income tax return. The Bank also files a privilege tax return with the Kansas Department of Revenue. Interest incurred by the Company to the Partnerships on subordinated debentures, which have been eliminated in the consolidated financial statements, is deductible by the Company for income tax purposes. The income of the Partnerships is allocated to its partners who pay income taxes on their respective shares of the income.

Allocation of federal and state income tax expense between current and deferred portions is as follows for the years ended December 31:

Years Ended December 31	2015	2014
Current Tax Provision
Federal	$40	$(533)
State	6	(73)
Total Current Tax	46	(606)
Deferred Tax Expense (Benefit)
Federal	221	70
State	30	10
Total Deferred Tax	251	80
Total Tax Allocation	$297	$(526)

The provision for income taxes differs from that computed by applying federal and state statutory rates to earnings before income tax, as indicated in the following analysis:

Years Ended December 31	2015	2014
Tax at federal and state statutory rates	$2,020	$752
Effect of tax exempt interest	(610)	(622)
Rate differentials and other	(1,113)	(656)
Totals	$297	$(526)

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

The components of the net deferred tax asset (liability) are as follows:

December 31	2015	2014
Deferred Tax Asset
Allowance for loan losses	$2,784	$3,779
Deferred compensation liability	119	140
Foreclosed real estate	271	146
Net operating losses	4,637	4,083
Other	229	335
Total Deferred Tax Asset	8,040	8,483
Deferred Tax Liability
Premises and equipment	(640)	(691)
Federal Home Loan Bank	(213)	(215)
Leases	—	(160)
Net unrealized gain on securities available for sale	(566)	(612)
Intangibles - Goodwill, core deposits, other	(1,268)	(1,113)
Total Deferred Tax Liability	(2,687)	(2,791)
Valuation Allowance
Beginning balance	(1,170)	(1,365)
Change during the period	88	195
Ending Balance	(1,082)	(1,170)
Net Deferred Tax Asset	$4,271	$4,522

The total Federal net operating loss carry forward is $11,390 at December 31, 2015, and begins expiring in 2032. The total Colorado net operating loss carry forward is $16,040 at December 31, 2015, and begins expiring in 2032. The total Kansas net operating loss carry forward is $601 at December 31, 2015, and begins expiring in 2021.

13.	COMMITMENTS AND CONTINGENCIES

In the normal course of business, there are outstanding various commitments and contingent liabilities which are not reflected in the consolidated financial statements. These include letters of credit, items held for collection and unsold travelers' checks, all of which are typical within the banking industry. Management does not anticipate any material loss as a result of these transactions.

Total rent expense for the years ended December 31, 2015 and 2014, was $283 and $293, respectively. The outstanding commitments are as follows:

As of December 31, 2015	Amount
2016	$193
2017	171
2018	171
2019	171
2020	171
Thereafter	612
Total Lease Commitments	$1,489

14.	EMPLOYEE STOCK OWNERSHIP PLAN AND EMPLOYEE BENEFITS

The Company has established an Employee Stock Ownership Plan (ESOP) with 401(k) provisions for the benefit of the employees. The primary purpose of the ESOP is to enable employees to acquire stock ownership interest in the Bank. Substantially all employees of the subsidiary with greater than one year of service are eligible to participate in the ESOP and the 401(k) plan. The ESOP has a put option that requires the Company to repurchase its stock from participants in the ESOP who are eligible to receive benefits under the terms of the plan and elect to receive cash in exchange for their common stock. There

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

were no shares purchased by the Company during the years 2015 or 2014. The 401(k) provisions of the plan provide for a discretionary match by the Company and its subsidiary. The Company did not match any contributions for 2015 or 2014.

The Company reports compensation expense based on the fair value of the shares released from collateral using the most recent valuation available. For the years ended December 31, 2015 and 2014, the Company committed to release no shares of its common stock, respectively, and thus no compensation cost was recognized in these financial statements. Dividends paid on ESOP shares are allocated to participants based on their account balance.

The Company is self‐insured for medical claims filed by its employees up to $50 and maintains insurance coverage for medical claims exceeding $50. For the years ended December 31, 2015 and 2014, the Company paid medical claims of $1,805 and $1,337, respectively.

15.	NONCONTROLLING INTEREST

The Company issued subordinated debentures to CEB Capital, LLLP in the amount of $1,795. The debentures carry an interest rate of 3% per annum, are subordinated to all debts of the Company, and mature February 28, 2030. Annually, the Partnership expects to make distributions to the limited partners of the amount of interest paid by the Company to the Partnership, although the terms of the debentures give the Company the right to defer payment of interest up to five years. Payments were deferred by the Company in March 2012 and have an outstanding cumulative balance of $241 and $168 as of December 31, 2015 and 2014, respectively. The subordinated debentures and accrued interest receivable are eliminated in the consolidation, leaving the limited partners' equity in the Partnership as the noncontrolling interest.

The Company issued subordinated debentures to CEB Capital II, LLLP in the amount of $1,005. The debentures carry an interest rate of 5% per annum, are subordinated to all debts of the Company, and mature on August 31, 2034. Annually, the Partnership expects to make distributions to the limited partners of the amount of interest paid by the Company to the Partnership, although the terms of the debentures give the Company the right to defer payment of interest up to five years. Payments were deferred by the Company in March 2012 and have an outstanding cumulative balance of $212 and $143 as of December 31, 2015 and 2014, respectively. The subordinated debentures and accrued interest receivable are eliminated in the consolidation, leaving the limited partners' equity in the Partnership as the noncontrolling interest.

Noncontrolling interests in consolidated subsidiaries qualify as Tier 1 capital, subject to limits, under the Federal Reserve's capital adequacy guidelines for holding companies (see Note 16).

16.	REGULATORY CAPITAL

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off‐balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

In 2014 quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts of ratios of total risk‐based capital and Tier 1 capital to risk‐weighted assets (as defined in the regulations), and Tier 1 capital to adjusted total assets (as defined).

As of January 1, 2015, new quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts of ratios of leverage capital, common equity tier 1 capital, tier 1 capital, and total capital. In addition, the Federal Reserve raised the reporting requirements for bank holdings companies from $500,000 to $1,000,000 in total consolidated assets. For 2015, the Company is no longer required to report capital ratios on a consolidated basis to the Federal Reserve as shown below.

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

The Bank and the Federal Deposit Insurance Corporation (FDIC) entered into a regulatory agreement, dated December 1, 2011. The Bank has been released from this original regulatory agreement as of February 10, 2015. This notification releases the Bank from prompt corrective action provisions and restores the Bank to a well capitalized status under the regulatory framework. The Bank is subject to regulatory supervision and reporting, including restrictions from paying any cash dividends without prior consent, and to maintain a leverage capital ratio of 9% and a total risk based capital ratio of 13%.

As of December 31, 2015, the most recent notification from the Federal Reserve, the Company was adequately capitalized based on total risk under the regulatory framework for prompt corrective action. To remain categorized as adequately capitalized, the Company will have to maintain minimum leverage capital, common equity tier 1 capital, tier 1 capital, and total capital ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have adversely changed the Company's prompt corrective action category.

The actual and required capital amounts and ratios are as follows:

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under the Prompt Corrective Action Provisions
As of December 31, 2015	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Risk-based Capital
(to risk-weighted assets)
Consolidated	$81,325	15.37%	$42,327	> 8.00%	$52,908	> 10.00%
Colorado East Bank & Trust	$82,966	15.68%	$42,327	> 8.00%	$52,908	> 10.00%
Tier 1 Capital
(to risk-weighted assets)
Consolidated	$64,179	12.13%	$31,745	> 6.00%	$42,327	> 8.00%
Colorado East Bank & Trust	$76,320	14.42%	$31,745	> 6.00%	$42,327	> 8.00%
Common Equity Tier 1 Capital
(to risk-weighted assets)
Consolidated	$51,966	9.82%	$23,809	> 4.50%	$34,390	> 6.50%
Colorado East Bank & Trust	$76,320	14.42%	$23,809	> 4.50%	$34,390	> 6.50%
Leverage Capital
(Tier 1 to average total assets)
Consolidated	$64,179	8.79%	$29,206	> 4.00%	$36,508	> 5.00%
Colorado East Bank & Trust	$76,320	10.46%	$29,191	> 4.00%	$36,489	> 5.00%

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under the Prompt Corrective Action Provisions
As of December 31, 2014	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Risk-based Capital
(to risk-weighted assets)
Consolidated	$77,443	15.46%	$40,064	> 8.00%	$50,080	> 10.00%
Colorado East Bank & Trust	$79,167	15.81%	$40,064	> 8.00%	$50,080	> 10.00%
Tier 1 Capital
(to risk-weighted assets)
Consolidated	$71,141	14.21%	$20,032	> 4.00%	$30,048	> 6.00%
Colorado East Bank & Trust	$72,865	14.55%	$20,032	> 4.00%	$30,048	> 6.00%
Tier 1 Capital
(to average assets)
Consolidated	$71,141	9.68%	$29,389	> 4.00%	$36,736	> 5.00%
Colorado East Bank & Trust	$72,865	9.92%	$29,374	> 4.00%	$36,718	> 5.00%

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

17.	STOCKHOLDERS’ EQUITY

The Company issued two types of preferred stock while under the Troubled Asset Relief Program under the direction of the Treasury Department. Participation in the program limits dividends paid on other equities, limits the deductibility of executive compensation, and places limits on further stock offerings. The senior preferred shares carry a par value of $500 and require the Company to pay a cumulative 5% rate on senior shares for five years and 9% thereafter compounding quarterly. The non‐senior preferred shares carry a par value of $10,000 and require the Company to pay 9% compounding quarterly. The cumulative unpaid preferred dividends totaled $3,809 and $2,590 as of December 31, 2015 and 2014, respectively.

The common stockholders of the Company have entered into a buy‐sell agreement. Any common stockholder who desires to sell or transfer any shares must first offer the shares to the Company and then to the remaining stockholders before selling or transferring the shares to a third party.

18.	RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company has transactions with principal shareholders, directors, executive officers, and parties affiliated with these persons (collectively “insiders”). Loans to insiders are made with substantially the same terms as other customers including interest rate, collateral requirements, and normal risk of collectability. Outstanding balances and current year activity is as follows:

Years Ending December 31	2015	2014
Balance - January 1	$3,517	$4,915
New loans	370	3,916
Repayments	(1,737)	(5,314)
Balance - December 31	$2,150	$3,517

Deposits by insiders totaled $6,687 and $11,238 at December 31, 2015 and 2014, respectively.

19.	BUSINESS AND CREDIT CONCENTRATIONS

The Company provides a wide range of banking services to individual and corporate customers through their main bank and branches, which are located in eastern and northern Colorado and in western Kansas. The Bank made a variety of loans including commercial, agricultural, real estate and installment loans. Credit risk is therefore dependent upon economic conditions in eastern and northern Colorado and western Kansas, which revolve around the agricultural industry. The Company considers the composition of  the loan portfolio in establishing the allowance  for loan losses as described in Note 1.

The Bank is also subject to regulation by certain governmental agencies and undergoes periodic examinations by those regulatory agencies. The Bank’s primary regulators are the State of Colorado – Division of Banking and the Federal Deposit Insurance Corporation.

20.	FINANCIAL INSTRUMENTS WITH OFF‐BALANCE SHEET RISK

The Bank is a party to financial instruments with off‐balance‐sheet risk in the normal course of business to meet the financing needs of its customers. The financial instruments include commitments to extend credit and standby letters of credit.

Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit‐worthiness on a case‐by‐case basis. The amount of collateral obtained, if deemed necessary, by the Bank upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and real estate.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

Those instruments involve, to varying degrees, elements of credit  risk in excess  of the amount recognized in the balance sheet. The following summarizes those financial instruments whose contract amounts represent credit risk:

Years Ended December 31	2015	2014
Commitments to extend credit	$81,880	$88,392
Commerical and standby letters of credit	$5,027	$3,355

21.	DISCLOSURES ABOUT FAIR VALUES

Fair value estimates, methods and assumptions are set forth below for the Company’s financial instruments:

Cash and Cash Equivalents The carrying amounts reported in the consolidated balance sheets for cash and due from banks approximate those assets' fair values.

Investment Securities Available for Sale For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. The carrying amount of accrued interest receivable approximates its fair value due to its short‐term nature. The carrying amount of non‐marketable equity securities approximate their fair values based on their redemption provisions.

Loans The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. For variable rate loans, the carrying amount is a reasonable estimate of fair value. For loans where collection of principal is in doubt, an allowance for losses has been estimated. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value due to its short‐term nature.

Other Equity Securities The carrying amounts of these stocks approximate fair value.

Deposits The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed‐maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest approximates its fair value due to its short‐term nature.

Borrowings and Notes Payable The fair value of existing debt is estimated based on current rates available for debt with similar terms and maturities.

Off‐Balance Sheet Instruments Off‐balance sheet commitments are not addressed for fair value disclosure considerations. Because of the difficulty in assessing and valuing the likelihood of advancing the proceeds of letters of credit and un‐advanced commitments, management believes it is not feasible or practicable to fairly and accurately disclose a fair value of off‐balance sheet commitments.

Limitations: Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount  that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing financial instruments, without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

The estimated fair values of the Company's financial instruments included in the consolidated financial statements are as follows:

December 31, 2015	Carrying Amount	Fair Value
Financial Assets
Cash and due from banks	$23,448	$23,448
Interest bearing deposits	$51,821	$51,821
Securities available for sale	$175,159	$175,159
Loans, loans held for sale, and financing leases	$446,081	$447,099
Accrued interest receivable	$6,932	$6,932
ColoEast Capital Trust I and II	$355	$355
Financial Liabilities
Deposits	$663,780	$664,195
Accrued interest payable	$1,615	$1,615
Federal Home Loan Bank borrowings and notes payable	$12,785	$12,785

December 31, 2014	Carrying Amount	Fair Value
Financial Assets
Cash and due from banks	$17,063	$17,063
Interest bearing deposits	$52,620	$52,620
Securities available for sale	$217,357	$217,357
Loans, loans held for sale, and financing leases	$415,998	$411,041
Accrued interest receivable	$6,319	$6,319
ColoEast Capital Trust I and II	$355	$355
Financial Liabilities
Deposits	$677,760	$678,326
Accrued interest payable	$1,366	$1,366
Federal Home Loan Bank borrowings and notes payable	$13,218	$13,218

ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and provides disclosure requirements regarding fair value measurements. This standard clarifies the principle that fair value should be based on assumptions market participants would use when pricing the asset or liability and establishes a hierarchy that prioritizes information used to develop these assumptions. The hierarchy describes three levels of inputs as follows:

Level 1

Unadjusted quoted prices in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date.

Level 2

Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  Such inputs may include quoted prices for similar assets or liabilities in active markets, and inputs other than quoted market prices that are observable for the assets and liabilities such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3

Unobservable inputs for determining fair values of assets and liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use pricing the assets and liabilities.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The following is a description of the valuation methodologies used for instruments measured at fair value, including the general classification of such instruments pursuant to the valuation hierarchy.

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

Fair values of financial assets at December 31 are as follows:

December 31, 2015	Fair Value	(Level 1)	(Level 2)	(Level 3)
Securities available-for‐sale	$175,159	$124,449	$50,710	$—

December 31, 2014	Fair Value	(Level 1)	(Level 2)	(Level 3)
Securities available‐for‐sale	$217,357	$165,425	$51,907	$25

The following table sets forth a summary of changes in the fair value of the Company’s Level 3 assets measured on a recurring basis:

Amount
Balance ‐ January 1	$25
Additions	—
Dispositions and transfers	(25)
Balance ‐ December 31	$—

Valuation of goodwill to determine impairment is performed on an annual basis, or more frequently if there is an event or circumstance that would indicate impairment may have occurred. The process involves calculations to determine the fair value of each reporting unit on a stand‐alone basis. A combination of formulas using current market multiples, based on recent sales of financial institutions within the Company’s geographic marketplace, are used to estimate the fair value. That fair value is compared to the carrying amount, including its recorded goodwill. Impairment is considered to have occurred if the fair value is lower than the carrying amount. The fair value of the Company’s common stock relative to its computed book value per share is also considered as part of the overall evaluation. These measurements are classified as Level 3.

Foreclosed assets consist of loan collateral which has been repossessed through foreclosure. This property is initially recorded at the date of foreclosure at the fair value of the collateral less estimated selling costs. Subsequent to foreclosure, valuations are updated periodically and are based upon appraisals, third party price opinions or internal pricing models and are classified at level 3.

The following table represents the Company’s financial instruments that are measured at fair value on a non‐recurring basis at December 31, 2015 and 2014, allocated to the appropriate fair value hierarchy:

December 31, 2015	Fair Value	(Level 1)	(Level 2)	(Level 3)
Impaired loans	$27,676	$—	$—	$27,676
Foreclosed real estate	7,130	—	—	7,130
Goodwill	11,518	—	—	11,518

December 31, 2014	Fair Value	(Level 1)	(Level 2)	(Level 3)
Impaired loans	$50,613	$—	$—	$50,613
Foreclosed real estate	12,339	—	—	12,339
Goodwill	11,518	—	—	11,518

The following table sets forth a summary of changes in the fair value of the Company’s Level 3 assets:

Amount
Balance ‐ January 1	$74,470
Additions	1,011
Dispositions and transfers	(29,157)
Balance ‐ December 31	$46,324

ColoEast Bankshares, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS ($000 Omitted)

(Continued)

22.	LEGAL CONTINGENCIES

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s consolidated financial statements.